EXHIBIT 3.2

THIRD
AMENDED AND RESTATED
BYLAWS
OF
U S LIQUIDS INC.

May 14, 2002

ARTICLE I.

Offices and Records

     Section 1.1 Registered Office. The registered office of U S Liquids Inc. (hereinafter referred to as the “Corporation”) shall be located at such place as may be determined from time to time by the Board of Directors of the Corporation.

     Section 1.2 Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors deems proper for the conduct of the Corporation’s business.

     Section 1.3 Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II.

Stockholders

     Section 2.1 Annual Meeting.

     (a)  The annual meeting of the stockholders of the Corporation shall be held within or without the State of Delaware and on such date and at such time as may be fixed by resolution of the Board of Directors.

     (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.1, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.1.

     (c)  For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of subparagraph (b) of this Section 2.1, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be delivered no later than the close of business on the later of the 60th calendar day prior to such annual meeting or the l0th calendar day following the day on which public announcement of the date of such meeting was first made. A stockholder’s notice to the Secretary shall set forth (i) a brief description of the business desired to brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

     (d)  Notwithstanding anything in this Section 2.1 to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.1. The Chairman of the meeting of stockholders shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 2.1, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted. In addition to complying with the provisions of this Section 2.1, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.1.

     (e) For purposes of these Bylaws, the phrase “public announcement” shall mean disclosure in a press release reported by the Dow Jones New Service, the Associated Press or other comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     Section 2.2 Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by (i) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof, or (ii) the Chairman of the Board of Directors of the Corporation.

     Section 2.3 Place of Meeting. The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

     Section 2.4 Notice of Meetings. Written or printed notice, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person’s address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.3 of these Bylaws.

     Section 2.5 Quorum and Adjournment; Voting. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of all outstanding shares of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by the General Corporation Law of the State of Delaware (the “DGCL”). The stockholders present at a duly called meeting in which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 2.6 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may, by any means permitted by the DGCL, authorize another person or persons to act for such stockholder by proxy. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, each of the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

     Section 2.7 Nomination and Election of Directors; Required Vote.

     (a) Except as otherwise provided in Section 3.7, only persons who are nominated and elected in accordance with the procedures set forth in this Section 2.7 shall be eligible to serve as directors.

     Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.7, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.7.

     (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be delivered no later than the close of business on the later of the 60th calendar day prior to such annual meeting or the l0th calendar day following the day on which public announcement of the date of such meeting was first made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the later of the 60th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement of the date of such special meeting was first made. Such stockholder’s notice shall set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder; and (z) as to the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such person, and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.

     (c)  The Chairman of the meeting of stockholders at which directors are to be elected shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 2.7, and if he should so determine, he shall so declare to the meeting that the defective nomination shall be disregarded. In addition to complying with the provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7.

     (d)  Election of directors at meetings of the stockholders at which directors are to be elected shall be by ballot and, subject to the rights of the holders of any class or series of Preferred Stock to elect directors, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, any certificate filed pursuant to the DGCL that provides for the issuance of Preferred Stock (a “Preferred Stock Designation”), or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matters shall be the act of the stockholders.

     Section 2.8 Inspectors of Election; Opening and Closing the Polls. The Board of Directors by resolution may appoint, or may authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. Each inspector, before discharging such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector(s) shall have the duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and closing of the poll for each matter upon which the stockholders will vote at a meeting.

     Section 2.9 Stockholder Action by Written Consent.

     (a)  Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, provided that a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would require the filing of a certificate with the Secretary of State of Delaware under the DGCL if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required under law concerning any vote of stockholders, that written consent has been given in accordance with applicable law and that any required written notice has been given.

     (b)  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall reasonably promptly, but in all events within ten (10) business days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this subparagraph). If no record date has been fixed by the Board of Directors within ten (10) business days after the date on which such a request is received, the record date for determining stockholders entitled to consent to such corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     (c)  In the event of the delivery, in the manner provided by Section 2.9(b), to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations (each such written consent and related revocation is referred to in this Section 2.9(c) as a “Consent”), the Secretary shall provide for the safe-keeping of such Consent and shall conduct such reasonable investigation as he or she deems necessary or appropriate for the purpose of ascertaining the validity of the Consent and all matters incident thereto including, without limitation, whether stockholders having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the election, designation, appointment, removal or replacement of one or more members of the Board of Directors, the Secretary shall engage a nationally recognized independent firm of inspectors of election for the purpose of performing the actions of the Secretary under this Section 2.9(c). For the purpose of permitting the Secretary or the independent inspectors (as the case may be) to perform the functions under this Section 2.9(c), no action by written consent without a meeting shall be effective until such date as the Secretary or the independent inspectors (as the case may be) certify to the Corporation that the Consents delivered to the Corporation in accordance with this Section 2.9 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 2.9 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent, whether before or after such investigation or certification by the Secretary or the independent inspectors (as the case may be), or to take any other actions including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation.

     (d) Every written consent shall bear the date of signature of each stockholder who executes the written consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the date the earliest dated written consent was received in accordance with Section 2.9(b), a written consent or consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in Section 2.9(b).

     Section 2.10 Rules of Conduct for Meetings of Stockholders. The Board of Directors of the Corporation may, to the extent not prohibited by law, the Certificate of Incorporation or these Bylaws, adopt rules and regulations for the conduct of the meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as are adopted by the Board of Directors, the Chair of any meeting of stockholders shall have the right and authority, prior to, at the inception of, or during the meeting, to prescribe such additional or supplemental rules, regulations and procedures and to do all such acts as, in the judgment of such Chair, are appropriate for the proper conduct of the meeting.

ARTICLE III

Directors

     Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

     Section 3.2 Number and Tenure. Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors (but shall not be less than three). The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person’s successor shall have been duly elected and qualified.

     Section 3.3 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by the Board of Directors. No notice shall be required for any regular meeting.

     Section 3.4 Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board or the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of the meetings. Notice of any special meeting of directors shall be given to each director at such person’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon paid, at least five (5) calendar days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least forty-eight (48) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. If by telephone or hand-delivery, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting either before or after such meeting.

     Section 3.5 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or of such committee.

     Section 3.6 Quorum. Subject to Section 3.7, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     Section 3.7 Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 3.8 Meeting by Telephone. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

     Section 3.9 Compensation. Directors shall receive such fees and expense reimbursements for their services as directors or as members of committees as set by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     Section 3.10 Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause.

     Section 3.11 Executive and Other Committees.

     (a)  The Board of Directors may, by resolution adopted by the Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session including, without limitation, the power to declare dividends, to authorize the issuance of the Corporation’s capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

     (b)  A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the Committee in the manner provided for in Section 3.4 of these Bylaws. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

ARTICLE IV

Officers

     Section 4.1 Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board or any committee thereof may from time to time elect such other officers as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee.

     Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person’s successor shall have been duly elected and shall have qualified or until such person’s death or until he or she shall resign or be removed pursuant to Section 4.7.

     Section 4.3 Chairman of the Board; Chief Executive Officer. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. The Chairman of the Board shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board.

     Section 4.4 President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President, if he or she is also a director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of the stockholders and of the Board of Directors.

     Section 4.5 Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

     Section 4.6 Secretary. The Secretary shall attend meetings of the Board of Directors and stockholders and record votes and minutes of such proceedings, subject to the direction of the Chairman of the Board; assist in issuing calls for meetings of stockholders and directors; keep the seal of the Corporation and affix it to such instruments as may be required from time to time; attest the Corporation’s execution of instruments when requested and appropriate; make such reports to the Board of Directors as are properly requested; and perform such other duties incident to the office of Secretary and those that may be otherwise assigned to the Secretary from time to time by the President or the Chairman of the Board of Directors.

     Section 4.7 Removal. Except as otherwise provided in an employment agreement approved by the Board of Directors, any officer or agent of the Corporation may be removed by the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. Notwithstanding anything to the contrary herein, no elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

     Section 4.8 Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

ARTICLE V

Certificates of Stock,
Transfers of Stock and
Registered Stockholders

     Section 5.1 Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by the holder thereof in the Corporation. Any of or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issuance.

     Section 5.2 Classes/Series of Stock. The Corporation may issue one or more classes of stock or one or more series of stock within any class thereof, as stated and expressed in the Certificate of Incorporation or of any amendment thereto, any or all of which classes may be stock with par value or stock without par value. The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, in accordance with the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 5.3 Transfer of Stock. Subject to the transfer restrictions permitted by Section 202 of the DGCL and to stop transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, the shares of stock of the

Corporation shall be transferrable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by whom they shall be canceled, and new certificates shall be issued. A record shall be made of each transfer and, whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     Section 5.4 Lost, Stolen, Destroyed, or Mutilated Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person’s discretion require.

ARTICLE VI

Miscellaneous

     Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

     Section 6.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

     Section 6.3 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

     Section 6.4 Resignations. Any director or any officer may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President or the Secretary, and any such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

     Section 6.5 Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions hereof.

ARTICLE VII

Contracts, Proxies, Etc.

     Section 7.1 Contracts. Except as otherwise required by law, the Certificate of Incorporation, a Preferred Stock Designation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specified instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation.

     Section 7.2 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII

Amendment of Bylaws

     The Bylaws may be made, altered or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors.

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